Filed pursuant to Rule 424(b)(5)

Registration No. 333-254515

PROSPECTUS SUPPLEMENT DATED MAY 25, 2022

(To prospectus dated March 30, 2021)

Up to $7,500,000

Common Stock

We have entered into an At the Market Offering Agreement, dated as of May 25, 2022 (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. Under the ATM Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $7,500,000 from time to time through or to Wainwright, acting as agent or principal, through this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “CLSN”. On May 24, 2022, the last reported sale price of our common stock on The Nasdaq Capital Market was $2.35 per share.

The aggregate market value of our voting and non-voting common stock held by non-affiliates pursuant to General Instruction I.B.6. of Form S-3 is $43,940,860, which was calculated based on 7,064,477 outstanding shares of our voting and non-voting common stock held by non-affiliates as of April 30, 2022, and at a price of $6.22 per share, the closing sale price of our common stock reported on The Nasdaq Capital Market on April 5, 2022, a date within 60 days prior to the date of this prospectus supplement. We are eligible to offer and sell up to an aggregate of $7,500,000 of shares of our common stock pursuant to General Instruction I.B.6. of Form S-3. We will not offer to sell or sell any shares of our common stock which, when aggregated with all other shares of our common stock offered pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, would exceed the maximum amount permissible under General Instruction I.B.6. of Form S-3.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into The Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Wainwright will act as sales agent on a reasonable best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-3 of this prospectus supplement, page 5 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is May 25, 2022.

TABLE OF CONTENTS

Prospectus Supplement

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-254515) that we filed with the Securities and Exchange Commission (the “SEC”) on March 19, 2021, and that was declared effective on March 30, 2021. Under this shelf registration statement, we may, from time to time, sell common stock, preferred stock or other securities, including the securities offered in this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common stock and other securities we may offer from time to time under our shelf registration statement, some of which does not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized and Wainwright has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer to sell the securities covered by this prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

On February 28, 2022, the Company effected a 15-for-1 reverse stock split of our common stock which was made effective for trading purposes as of the commencement of trading on March 1, 2022. As of February 28, 2022, each 15 shares of issued and outstanding common stock were consolidated into one share of common stock. All historical share numbers, warrant and option amounts and related exercise prices, grant date fair values and book values have been adjusted to take into account the reverse stock split as applicable.

Forward-Looking Statements

Statements and terms such as “expect”, “anticipate”, “estimate”, “plan”, “believe” and words of similar import regarding our expectations as to the development and effectiveness of our technologies, the potential demand for our products, and other aspects of our present and future business operations, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our industry, business and operations, we cannot guarantee that actual results will not differ materially from our expectations. In evaluating such forward-looking statements, readers should specifically consider the various factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 31, 2022, which factors include, without limitation, the inherent uncertainty in the drug development process, our ability to raise additional capital to fund our planned future operations, our ability to obtain or maintain U.S. Food and Drug Administration and foreign regulatory approvals for our drug candidates, potential impact of the outbreak, duration and severity of the COVID-19 pandemic on our business, our ability to enroll patients in our clinical trials, risks relating to third parties’ conduct of our clinical trials, risks relating to government, private health insurers and other third-party payers coverage or reimbursement, risks relating to commercial potential of a drug candidate in development, changes in technologies for the treatment of cancer, impact of development of competitive drug candidates by others, risks relating to intellectual property, volatility in the market price of our common stock, potential inability to maintain compliance with The Nasdaq Marketplace Rules and the impact of adverse capital and credit market conditions. These and other risks and uncertainties could cause actual results to differ materially from those indicated by forward-looking statements.

The discussion of risks and uncertainties set forth in this prospectus supplement is not necessarily a complete or exhaustive list of all risks facing the Company at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment and our business is in a state of evolution. Therefore, it is likely that new risks will emerge, and that the nature and elements of existing risks will change, over time. It is not possible for management to predict all such risk factors or changes therein, or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors, or new or altered factors, may cause results to differ materially from those contained in any forward-looking statement. Except as required by law, we assume no obligation to revise or update any forward-looking statement that may be made from time to time by us or on our behalf for any reason, even if new information becomes available in the future.

In this prospectus supplement, the terms “Celsion Corporation,” the “Company,” “we,” “us,” “our” and similar terms refer to Celsion Corporation, a Delaware corporation, and its wholly owned subsidiaries, CLSN Laboratories, Inc., also a Delaware corporation, and Celsion GmbH, a Swiss limited liability company, unless the context otherwise requires. The Celsion brand and product names, including but not limited to Celsion® and ThermoDox® contained in this prospectus supplement are trademarks, registered trademarks or service marks of Celsion Corporation or its subsidiary in the United States and certain other countries. This document may also contain references to trademarks and service marks of other companies that are the property of their respective owners.

S-ii

Prospectus Supplement Summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus supplement and accompanying prospectus. For a more complete understanding of Celsion and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-3.

Celsion Corporation (“Celsion” or the “Company”) is a fully integrated, clinical stage biotechnology company focused on advancing a portfolio of innovative treatments including DNA-based immunotherapies, next generation vaccines and directed chemotherapies through clinical trials and eventual commercialization. Our product pipeline includes GEN-1, a DNA-based immunotherapy for the localized treatment of ovarian cancer, and ThermoDox®, Celsion’s proprietary heat-activated liposomal encapsulation of doxorubicin, currently under investigator-sponsored development for several cancer indications, which is being managed though our wholly owned subsidiary, Celsion GmbH. Additionally, we have two feasibility stage platform technologies for the development of novel nucleic acid-based immunotherapies and next generation vaccines and other anti-cancer DNA or RNA therapies. Both are novel synthetic, non-viral vectors with demonstrated capability in nucleic acid cellular transfection. For additional information related to our business, please refer to the reports incorporated by reference, as described under the caption “Incorporation of Certain Information by Reference.”

Recent Developments

On April 6, 2022, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional investors, pursuant to which we agreed to issue and sell, in a registered direct offering (the “April Offering”), an aggregate of 1,328,274 shares of common stock, par value $0.01 per share, of the Company, at an offering price of $5.27 per share for gross proceeds of approximately $7.0 million before the deduction of the Placement Agent’s fee and offering expenses. The closing of the Offering occurred on April 8, 2022.

Corporate Information

We were founded in 1982 and are a Delaware corporation. Our principal executive offices are located at 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648. Our telephone number is (609) 896-9100. Our website is www.celsion.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus supplement, and you should not consider information on our website to be part of this prospectus supplement or in deciding to purchase our common stock.

S-1

The Offering

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $7,500,000.

Common stock to be outstanding after this offering

Up to 10,290,252 shares (as more fully described in the notes following this table), assuming sales of 3,191,489 shares of our common stock in this offering at an assumed offering price of $2.35 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on May 24, 2022. The actual number of shares issued will vary depending on the per share sale price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through our sales agent, Wainwright. See “Plan of Distribution” on page S-5 of this prospectus supplement.

Use of Proceeds

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including research and development activities, capital expenditures and working capital. See “Use of Proceeds” on page S-4 of this prospectus supplement.

Nasdaq Capital Market symbol	“CLSN”

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 5 of the Prospectus.

The number of shares of our common stock shown above to be outstanding immediately before and after this offering is based on 5,770,489 shares outstanding as of March 31, 2022, plus 1,328,274 shares of common stock issued pursuant to the April Offering at a price of $5.27 per shares. The number of common shares outstanding excludes, as of March 31, 2022:

●	665,701 shares of our common stock subject to outstanding options having a weighted average exercise price of $27.07 per share;

●	1,881 shares of common stock subject to outstanding non-vested restricted stock awards with a weighted average grant date fair value of $10.71 per share;

●	288,208 shares of our common stock reserved for future issuance pursuant to our existing stock incentive plans;

●	168,519 shares of our common stock issuable upon exercise of warrants outstanding, having a weighted average exercise price of $19.78 per share; and

●	22 shares of our common stock held as treasury stock.

S-2

Risk Factors

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks discussed below, together with the risks under the heading “Risk Factors” beginning on page 24 under Part I, Item IA of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein and in any free writing prospectus that we have authorized for use in connection with this offering. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

We intend to use the net proceeds from this offering for clinical development of our product candidates, working capital and other general corporate purposes. See “Use of Proceeds” on page S-4. We have not allocated specific amounts of the net proceeds from this offering for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

At the present time, we intend to use available funds to finance our operations. Accordingly, while payment of dividends rests within the discretion of our board of directors, we have no intention of paying any such dividends in the foreseeable future. Any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the ATM Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the ATM Agreement. The number of shares that are sold by Wainwright after we deliver a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares, if any, that will ultimately be issued.

You may experience future dilution as a result of future equity offerings and other issuances of our securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We may not be able to sell shares or other securities in any other offering at prices that equal to or greater than the price paid by any investor pursuant to this offering. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

S-3

We may be unable to maintain compliance with The Nasdaq Marketplace Rules which could cause our common stock to be delisted from The Nasdaq Capital Market. This could result in the lack of a market for our common stock, cause a decrease in the value of an investment in us, and adversely affect our business, financial condition, and results of operations.

Our common stock is currently listed on The Nasdaq Capital Market, or Nasdaq. To maintain the listing of our common stock on Nasdaq, we are required to meet certain listing requirements, including, among others, a minimum closing bid price of $1.00 per share. In December 2021, we received notice from Nasdaq that the closing bid price for our common stock had been below $1.00 per share for the previous 30 consecutive business days, and that we were therefore not in compliance with the minimum bid price requirement for continued inclusion on Nasdaq under Nasdaq Listing Rule 5550(a)(2). Nasdaq’s notice had no immediate effect on the listing or trading of our common stock on Nasdaq. We had 180 calendar days, or until May 31, 2022, to regain compliance with this requirement. As a result of our reverse stock split, which was effectuated on February 28, 2022, we are currently in compliance with the minimum bid price requirement of Nasdaq.

However, if in the future we are unable to comply with one or more of the Nasdaq listing standards, we could receive a notice of non-compliance, and, if we are not able to regain compliance within the requisite time period, Nasdaq could take action to delist our common stock. If our common stock is delisted from trading on Nasdaq, and we are not able to list our common stock on another exchange, our common stock could be quoted on the OTC Markets or on the Pink Open Market. As a result, we could face significant adverse consequences including:

●	a limited availability of market quotations for our securities;

●	a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3 whether pursuant to General Instruction I.B.6 or otherwise, or obtain additional financing in the future).

Use Of Proceeds

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including research and development activities, capital expenditures and working capital. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering, if any. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

Dividend Policy

We have never declared or paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

S-4

Plan Of Distribution

We have entered into an ATM Agreement with Wainwright, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $7,500,000 from time to time through or to Wainwright, acting as agent or principal.

Upon delivery of a placement notice and subject to the terms and conditions of the ATM Agreement, Wainwright may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into The Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. We may instruct Wainwright not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Wainwright may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Wainwright commissions, in cash, for its services in acting as agent in the sale of our common stock. Wainwright will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have agreed to reimburse Wainwright for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $35,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Wainwright under the ATM Agreement, will be approximately $100,000.

Settlement for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Each time we wish to issue and sell common stock under the ATM Agreement, we will notify Wainwright of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Wainwright, unless Wainwright declines to accept the terms of the notice, Wainwright will use its commercially reasonable efforts, consistent with its sales and trading practices to sell such shares up to the amount specified on such terms and subject to the conditions set forth in the ATM Agreement. The obligations of Wainwright under the ATM Agreement to sell our common stock are subject to a number of conditions that we must meet. In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the ATM Agreement will terminate upon the earlier of (1) the sale of all shares of our common stock subject to the ATM Agreement, or (2) termination of the ATM Agreement as permitted therein. We and Wainwright may each terminate the ATM Agreement at any time upon ten days’ prior notice.

Wainwright and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus supplement and the accompanying prospectus electronically.

Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “CLSN.”

S-5

Legal Matters

The validity of the securities being offered hereby will be passed upon by Baker & McKenzie LLP, New York, New York. Wainwright is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

Experts

WithumSmith+Brown, PC (“Withum”), an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated herein by reference in reliance on Withum’s report, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

This prospectus supplement constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and any accompanying prospectus, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement or any accompanying prospectus concerning legal documents is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at www.celsion.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

You may also request a copy of these filings, at no cost, by writing or telephoning us at: 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648, (609) 896-9100.

Incorporation Of Certain Information By Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus supplement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 16, 2022;

●	Our Current Reports on Form 8-K filed with the SEC on January 11, 2022, January 14, 2022, February 28, 2022, March 4, 2022, March 16, 2022, and April 7, 2022; and

●	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 26, 2000, as amended by a Form 8-A/A dated February 7, 2008, and any amendments or reports filed for the purpose of updating such description.

S-6

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Celsion Corporation

997 Lenox Drive, Suite 100

Lawrenceville, NJ 08648

(609) 896-9100

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

S-7

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may from time to time offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus may not exceed $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities using this prospectus, we will provide the specific terms of the securities and the offering in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add to, update or change the information contained in this prospectus, You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market under the symbol “CLSN.” On March 17, 2021, the last reported closing sale price of our common stock on The NASDAQ Capital Market was $2.29 per share. We do not expect our preferred stock, debt securities, warrants, rights or units to be listed on any securities exchange or over-the-counter market unless otherwise described in the applicable prospectus supplement.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read “Risk Factors” on page 5 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and under similar headings in the documents incorporated by reference into this prospectus, any accompanying prospectus supplement and any related free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2021.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer shares of our common stock, shares of our preferred stock, debt securities, warrants, rights or units comprised of two or more of the foregoing securities in one or more offerings, for a total maximum offering price not to exceed $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that specific offering, including the specific amounts, prices and terms of the securities offered. Any prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, any documents that we incorporate by reference in this prospectus, and the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any applicable prospectus supplement and any related free writing prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, as used in this prospectus, the terms “Celsion,” “the Company,” “we,” “us” and “our” refer to Celsion Corporation, a Delaware corporation, and its wholly-owned subsidiary, CLSN Laboratories, Inc., also a Delaware corporation. The Celsion brand and product names, including but not limited to Celsion® contained in this prospectus are trademarks, registered trademarks or service marks of Celsion Corporation or its subsidiary in the United States and certain other countries. This document may also contain references to trademarks and service marks of other companies that are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed by us are available to the public free of charge at www.sec.gov. We also maintain a website at www.celsion.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information available on or through our website is not part of this prospectus or any applicable prospectus supplement or related free writing prospectus and should not be relied upon.

2

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities being offered hereby. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to the filings. You should review the complete document to evaluate these statements.

INFORMATION INCORPORATED BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. You should read the information incorporated by reference because it is an important part of this prospectus.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC (SEC File No. 001-15911):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 19, 2021;

●	our Current Reports on Form 8-K filed with the SEC on January 21, 2021, January 25, 2021, January 29, 2021, February 3, 2021 and February 11, 2021; and

●	the description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on May 26, 2000, as amended by a Form 8-A/A dated February 7, 2008, and any amendments or reports filed for the purpose of updating such description.

Any statement contained in any previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We also incorporate by reference any future filings, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case, after the date of the initial registration statement and prior to effectiveness of the registration statement and from the effective date of the registration statement until the termination of the offering of the securities hereunder. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide without charge to each person, including any beneficial owners of our securities, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address.

Celsion Corporation

997 Lenox Drive, Suite 100

Lawrenceville, New Jersey 08648

(609) 896-9100

3

FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus, including without limitation, any projections or earnings, revenue or other financial items, any statements of the plans and objectives of management for future operations (including, but not limited to, pre-clinical development, clinical trials, manufacturing and commercialization), uncertainties and assumptions regarding the impact of the COVID-19 pandemic on our business, operations, clinical trials, supply chain, strategy, goals and anticipated timelines, any statements concerning proposed drug candidates, potential therapeutic benefits, or other new products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” “potential” or “continue,” or the negative thereof or other comparable terminology. Although we believe that our expectations are based on reasonable assumptions within the bounds of our knowledge of our industry, business, and operations, we cannot guarantee that actual results will not differ materially from our expectations.

Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including, but not limited to the various factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 19, 2021, which factors include, without limitation, changes in the course of research and development activities and in clinical trials; possible changes in cost and timing of development and testing; possible changes in capital structure, financial condition, working capital needs and other financial items; changes in approaches to medical treatment; clinical trial analysis and future plans relating thereto; our ability to realize the full extent of the anticipated benefits of our acquisition of substantially all of the assets of EGEN, Inc., including achieving operational cost savings and synergies in light of any delays we may encounter in the integration process and additional unforeseen expenses; introduction of new products by others; possible licenses or acquisitions of other technologies, assets or businesses; possible actions by customers, suppliers, partners, competitors and regulatory authorities; compliance with the listing standards of The NASDAQ Capital Market; and future economic conditions or performance. These and other risks and uncertainties could cause actual results to differ materially from those indicated by forward-looking statements.

The discussion of risks and uncertainties set forth in this prospectus is not necessarily a complete or exhaustive list of all risks facing the Company at any particular point in time. We operate in a highly competitive, highly regulated and rapidly changing environment and our business is in a state of evolution. Therefore, it is likely that new risks will emerge, and that the nature and elements of existing risks will change, over time. It is not possible for management to predict all such risk factors or changes therein, or to assess either the impact of all such risk factors on our business or the extent to which any individual risk factor, combination of factors, or new or altered factors, may cause results to differ materially from those contained in any forward-looking statement. Except as required by law, we assume no obligation to revise or update any forward-looking statement that may be made from time to time by us or on our behalf for any reason, even if new information becomes available in the future.

4

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the matters discussed under the heading “Risk Factors” in this prospectus.

Company Overview

We are a fully integrated, clinical stage biotechnology company focused on advancing a portfolio of innovative treatments including DNA-based immunotherapies, next generation vaccines and directed chemotherapies through clinical trials and eventual commercialization.

We were founded in 1982 and are a Delaware corporation. Our shares of common stock trade on The NASDAQ Capital Market under the symbol “CLSN.” Our principal executive offices are located at 997 Lenox Drive, Suite 100, Lawrenceville, New Jersey 08648. Our telephone number is (609) 896-9100 and our website is www.celsion.com. The information available on or through our website is not part of or incorporated by reference into, this prospectus and should not be relied upon.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus and any accompanying prospectus supplement before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I - Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K and in other filings we make with the SEC, as well as the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement or in any other document and incorporated by reference into this prospectus. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include the further research and development, clinical trials, manufacture and commercialization of our product candidates and of our technologies, working capital, repaying, redeeming or repurchasing debt, capital expenditures and other general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, as well as for capital expenditures. We have not specifically allocated the proceeds to those purposes as of the date of this prospectus. The precise amount and timing of the application of proceeds from the sale of securities will depend on our funding requirements and the availability and cost of other funds at the time of sale. Allocation of proceeds of a particular series of securities, or the principal reason for the offering if no allocation has been made, will be described in the applicable prospectus supplement or in any related free writing prospectus.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors, or our board, and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board may deem relevant.

5

GENERAL DESCRIPTION OF SECURITIES

We may offer shares of common or preferred stock, various series of debt securities, warrants or other rights to purchase common stock or preferred stock, or units consisting of combinations of the foregoing, in each case from time to time under this prospectus, together with any applicable prospectus supplement, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. At the time we offer a type or series of securities, we will provide a prospectus supplement describing the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;
●	aggregate principal amount or aggregate offering price;
●	voting or other rights;
●	rates and times of payment of interest, dividends or other payments;
●	original issue discount;
●	maturity;
●	ranking;
●	restrictive covenants;
●	default provisions;
●	redemption, conversion, exercise, exchange, settlement or sinking fund terms, including prices or rates, and any provisions for changes to or adjustments in such prices or rates and in the securities or other property receivable upon conversion, exercise, exchange or settlement;
●	any securities exchange or market listing arrangements; and
●	important U.S. federal income tax considerations.

The following descriptions are not complete and may not contain all the information you should consider before investing in any securities we may offer hereunder; they are summarized from, and qualified by reference to, our amended and restated certificate of incorporation, bylaws and the other documents referred to in the descriptions, all of which are or will be publicly filed with the SEC, as applicable. See “Where You Can Find More Information” for additional details.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 112,500,000 shares of common stock, par value $0.01 per share, and 100,000 shares of preferred stock, par value $0.01 per share. As of March 19, 2021, there were 75,011,774 shares of our common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the applicable provisions of the Delaware General Corporation Law, as amended, or the DGCL, the provisions of our certificate of incorporation, as amended, or our certificate of incorporation, and our bylaws, as amended, or our bylaws. This information is qualified entirely by reference to the applicable provisions of the DGCL, our certificate of incorporation and bylaws. For information on how to obtain copies of our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see the section titled “Where You Can Find Additional Information” in this prospectus.

6

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board out of funds legally available therefor. In the event of a dissolution, liquidation or winding-up of the Company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and any preferential rights of any outstanding preferred stock.

Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which may be designated and issued in the future.

Preferred Stock

Pursuant to our certificate of incorporation, our board has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NASDAQ rules), to designate and issue shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers (including voting), privileges, preferences and relative participating, optional or other rights, if any, of the shares of each such series, the qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class or, in some cases, as a series on an amendment to our certificate of incorporation if the amendment would change the par value of the class or, unless our certificate of incorporation provides otherwise, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided in the applicable certificate of designation.

Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock or other securities. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Anti-Takeover Considerations and Special Provisions of Our Certificate of Incorporation, Our Bylaws and the DGCL

Certificate of Incorporation and Bylaws

A number of provisions of our certificate of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders. Provisions that grant our board the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board, including takeovers that may be considered by some stockholders to be in their best interests, such as those attempts that might result in a premium over the market price for the shares held by stockholders. Certain provisions could delay or impede the removal of incumbent directors even if such removal would be beneficial to our stockholders, such as the classification of our board and the lack of cumulative voting. Since our board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

7

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board and in the policies it implements and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders and could potentially depress the market price of our common stock. Our board believes that these provisions are appropriate to protect our interests and the interests of our stockholders.

Classification of Board; No Cumulative Voting. Our certificate of incorporation and bylaws provide for our board to be divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders representing a majority of the shares of common stock outstanding will be able to elect those directors due to be elected at each annual meeting of our stockholders.

Meetings of and Actions by Stockholders. Our bylaws provide that annual meetings of our stockholders may take place at the time and place designated by our board. A special meeting of our stockholders may be called at any time by our board, the chairman of our board or our president. Our bylaws provide that (i) our board can fix separate record dates for determining stockholders entitled to receive notice of a stockholder meeting and for determining stockholders entitled to vote at the meeting; (ii) we may hold a stockholder meeting by means of remote communications; (iii) any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to our secretary, request that our board fix a record date and our board shall adopt a resolution fixing the record date in all events within ten calendar days after a request is received; and (iv) a written consent of stockholders shall not be effective unless a written consent signed by a sufficient number of stockholders to take such action is received by us within 60 calendar days of the earliest dated written consent received.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to, or mailed and received by, our secretary at our principal executive offices not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day in advance of the date specified in our proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. If the date of the annual meeting is more than 30 calendar days before or after such anniversary date, notice by the stockholder to be timely must be not earlier than the close of business on the 120th calendar day in advance of such date of annual meeting and not later than the close of business on the later of the 90th calendar day in advance of such date of annual meeting or the tenth calendar day following the date on which public announcement of the date of the meeting is made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of an advance notice by any stockholder. Any stockholder that proposes director nominations or other business must be a stockholder of record at the time the advance notice is delivered by such stockholder to us and entitled to vote at the meeting. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for the election of directors at an annual meeting of stockholders. Unless otherwise required by law, any director nomination or other business shall not be made or transacted if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the director nominee or other proposed business.

8

Filling of Board Vacancies. Our certificate of incorporation and bylaws provide that the authorized size of our board shall be determined by our board by board resolution from time to time and that our board has the exclusive power to fill any vacancies and newly created directorships resulting from any increase in the authorized number of directors and the stockholders do not have the power to fill such vacancies. Vacancies in our board and newly created directorships resulting from any increase in the authorized number of directors on our board may be filled by a majority of the directors remaining in office, even though that number may be less than a quorum of our board, or by a sole remaining director. A director so elected to fill a vacancy shall serve for the remaining term of the predecessor he or she replaced and until his or her successor is elected and has qualified, or until his or her earlier resignation, removal or death.

Amendment of the Certificate of Incorporation. Our certificate of incorporation may be amended, altered, changed or repealed at a meeting of our stockholders entitled to vote thereon by the affirmative vote of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class, in the manner prescribed by the DGCL.

Amendment of the Bylaws. Our bylaws may be amended or repealed, or new bylaws may be adopted, by either our board or the affirmative vote of at least 66-2/3 percent of the voting power of our outstanding shares.

Section 203 of the DGCL

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-2/3 percent of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder or with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder;

●	any sale, lease, transfer, pledge or other disposition of ten percent or more of the assets of the corporation to or with the interested stockholder;

9

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 of the DGCL defines an “interested stockholder” as an entity or person who, together with the entity’s or person’s affiliates and associates, beneficially owns, or is an affiliate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15 percent or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of these provisions with an express provision in its certificate of incorporation. We have not opted out of these provisions, which may as a result, discourage or prevent mergers or other takeover or change of control attempts of us.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, or AST, located at 6201 15th Avenue, Brooklyn, New York 11219. AST’s phone number is (800) 937-5449.

NASDAQ Capital Market Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “CLSN.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as senior, subordinated or junior subordinated, convertible or non-convertible and secured or unsecured debt. Any senior debt securities will rank equally with any unsubordinated debt. Subordinated debt securities will rank equally with any other subordinated debt of the same ranking we may issue. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities at predetermined conversion rates, and conversion may be mandatory or at the holder’s option.

Debt securities will be issued under one or more indentures between us and a national banking association or other eligible party acting as trustee. Following is a summary of certain general features of debt securities we may issue; we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement, which may differ from the terms we describe below. You should read the prospectus supplements, any free writing prospectus we may authorize and the indentures, supplemental indentures and forms of debt securities relating to any series of debt securities we may offer.

General. Except as we may otherwise provide in a prospectus supplement, the relevant indenture will provide that debt securities may be issued from time to time in one or more series. The indenture will not limit the amount of debt securities that may be issued thereunder and will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution, an officers’ certificate or a supplemental indenture, if any, relating to such series.

10

We will describe in each prospectus supplement the following terms relating to any series of debt securities:

●	the title or designation;
●	whether they will be secured or unsecured, and the terms of any security;
●	whether the debt securities will be subject to subordination, and any terms thereof;
●	any limit upon the aggregate principal amount;
●	the date or dates on which the debt securities may be issued and on which we will pay the principal;
●	the interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining them;
●	the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
●	the currency of denomination;
●	if payments of principal of, premium or interest will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
●	the place or places where the principal of, premium, and interest will be payable, where debt securities of any series may be presented for registration of transfer, exchange or conversion, and where notices and demands to or upon the Company in respect of the debt securities may be made;
●	the form of consideration in which principal of, premium or interest will be paid;
●	the terms and conditions upon which we may redeem the debt securities;
●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a holder;
●	the dates on which and the price or prices at which we will repurchase the debt securities at the option of holders and other detailed terms and provisions of these obligations;
●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
●	the portion of principal amount payable upon declaration of acceleration of the maturity date, if other than the principal amount;
●	whether the debt securities are to be issued at any original issuance discount and the amount of discount with which they may be issued;
●	whether the debt securities will be issued in certificated or global form and, in such case, the depositary and the terms and conditions, if any, upon which interests in such global security or securities may be exchanged in whole or in part for the individual securities represented thereby;
●	provisions, if any, for defeasance in whole or in part and any addition or change to provisions related to satisfaction and discharge;
●	the form of the debt securities;
●	the terms and conditions upon which convertible debt securities will be convertible or exchangeable into securities or property of the Company or another person, if at all, and any additions or changes, if any, to permit or facilitate the same;
●	provisions, if any, granting special rights to holders upon the occurrence of specified events;
●	any restriction or condition on transferability;
●	any addition or change in the provisions related to compensation and reimbursement of the trustee;
●	any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions so described;
●	whether the debt securities will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
●	whether we will be restricted from incurring any additional indebtedness;
●	any addition to or change in the covenants described in this prospectus or in the indenture, including terms of any restrictive covenants; and
●	any other terms which may modify or delete any provision of the indenture.

11

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights. We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities that the holders of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction. Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we may not merge or consolidate with or into another entity, or sell other than for cash or lease all or substantially all our assets to another entity, or purchase all or substantially all the assets of another entity unless we are the surviving entity or, if we are not the surviving entity, the successor, transferee or lessee entity expressly assumes all of our obligations under the indenture or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders additional protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect them.

Events of Default Under the Indenture. Except as we may otherwise provide in a prospectus supplement, the following will be events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;
●	if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption;
●	if we fail to pay a sinking fund installment, if any, when due and our failure continues for 30 days;
●	if we fail to observe or perform any other covenant relating to the debt securities, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the trustee or holders of not less than a majority in aggregate principal amount of the outstanding series; and
●	if specified events of bankruptcy, insolvency or reorganization occur as to the Company.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) will necessarily constitute an event of default with respect to any other series. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

Except as we may otherwise provide in a prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities are discount securities, that portion of the principal amount as may be specified in the terms of such securities) of and premium and accrued and unpaid interest, if any, on all such debt securities. Before a judgment or decree for payment of the money due has been obtained with respect to any series, the holders of a majority in principal amount of that series (or, at a meeting of holders at which a quorum is present, the holders of a majority in principal amount represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration) and the Company has deposited with the trustee or paying agent a sum sufficient to pay all amounts owed to the trustee under the indenture, all arrears of interest, if any, and the principal and premium, if any, on the debt securities that have become due other than by such acceleration. We refer you to the relevant prospectus supplement relating to any discount securities for the particular provisions relating to acceleration of a portion of the principal amount thereof upon the occurrence of an event of default.

12

Subject to the terms of the indenture, and except as we may otherwise provide in a prospectus supplement, if an event of default under the indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to that series, provided that, subject to the terms of the indenture, the trustee need not take any action that it believes, upon the advice of counsel, might involve it in personal liability or might be unduly prejudicial to holders not involved in the proceeding.

Except as we may otherwise provide in a prospectus supplement, a holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the trustee of a continuing event of default with respect to that series;
●	the holders of at least a majority in aggregate principal amount outstanding of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and
●	the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount outstanding of that series (or at a meeting of holders at which a quorum is present, the holders of a majority in principal amount of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

Except as we may otherwise provide in a prospectus supplement, these limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, them.

Modification of Indenture; Waiver. Except as we may otherwise provide in a prospectus supplement, the trustee and the Company may, without the consent of any holders, execute a supplemental indenture to change the applicable indenture with respect to specific matters, including, among other things:

●	to surrender any right or power conferred upon the Company;
●	to provide, change or eliminate any restrictions on payment of principal of or premium, if any; provided that any such action may not adversely affect the interests of the holders of debt securities of any series in any material respect;
●	to change or eliminate any of the provisions of the indenture; provided that any such change or elimination may become effective only when there is no outstanding debt security created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;
●	to evidence the succession of another entity to the Company;
●	to evidence and provide for the acceptance of appointment by a successor trustee with respect to one or more series of debt securities and to add or change provisions of the indenture to facilitate the administration of the trusts thereunder by more than one trustee;

13

●	to cure any ambiguity, mistake, manifest error, omission, defect or inconsistency in the indenture or to conform the text of any provision in the indenture or in any supplemental indenture to any description thereof in the applicable section of a prospectus, prospectus supplement or other offering document that was intended to be a verbatim recitation of a provision of the indenture or of any supplemental indenture;
●	to add to or change or eliminate any provision of the indenture as may be necessary or desirable in accordance with any amendments to the U.S. Trust Indenture Act of 1939;
●	to make any change in any series of debt securities that does not adversely affect in any material respect the interests of the holders thereof; and
●	to supplement any of the provisions of the indenture to such extent as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action may not adversely affect the interests of holders of any debt securities.

In addition, and except as we may otherwise provide in a prospectus supplement, under the indenture the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount outstanding (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount represented at such meeting) that is affected. The trustee and the Company may, however, make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon redemption;
●	reducing the principal amount of discount securities payable upon acceleration of maturity;
●	making the principal of or premium or interest payable in currency other than that stated;
●	impairing the right to institute suit for the enforcement of any payment on or after the fixed maturity date;
●	materially adversely affecting the economic terms of any right to convert or exchange; and
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver; or modifying, without the written consent of the trustee, the rights, duties or immunities of the trustee.

Except for certain specified provisions, and except as we may otherwise provide in a prospectus supplement, the holders of at least a majority in principal amount of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount represented at such meeting) may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of all such holders, waive any past default under the indenture with respect to that series and its consequences, other than a default in the payment of the principal of, premium or any interest; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge. Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities. In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the affected series on the dates payments are due.

Form, Exchange and Transfer. Except as we may otherwise provide in a prospectus supplement, we will issue debt securities only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. Except as we may otherwise provide in a prospectus supplement, the indenture will provide that we may issue debt securities in temporary or permanent global form and as book-entry securities that will be deposited with a depositary named by us and identified in a prospectus supplement with respect to that series.

14

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder will be able to exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities or the indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Except as we may otherwise provide in a prospectus supplement, if we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee. The trustee, other than during the occurrence and continuance of an event of default under the indenture, will undertake to perform only those duties as are specifically set forth in the indenture. Upon an event of default, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of the powers given it by the indenture at the request of any holder unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents. Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of interest on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

Unless we otherwise indicate in the applicable prospectus supplement, we will pay principal of and any premium and interest at the office of the trustee or, at the option of the Company, by check payable to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee our sole paying agent for payments. We will name in the applicable prospectus supplement any other paying agents that we initially designate. We will maintain a paying agent in each place of payment.

All money we pay to a paying agent or the trustee for the payment of principal or any premium or interest which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law. The indenture and the debt securities will be governed and construed in accordance with the laws of the State of New York.

15

DESCRIPTION OF WARRANTS, OTHER RIGHTS AND UNITS

We may from time to time issue warrants or other rights, or Rights, in one or more series, for the purchase of common stock or preferred stock. We may issue Rights independently or together with such securities, and such Rights may be attached to or separate from them. Rights will be evidenced by a Rights certificate issued under one or more Rights agreements between us and a Rights agent which will act solely as our agent in connection with the Rights and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of Rights. We may issue securities in units, or Units, each consisting of two or more types of securities. For example, we might issue Units consisting of a combination of common stock and warrants to purchase common stock. If we issue Units, the prospectus supplement relating to the Units will contain the information described above with regard to each of the securities that is a component of the Units. In addition, the prospectus supplement relating to the Units will describe the terms of any Units we issue. The forms of any such certificates and agreements will be filed as exhibits to the registration statement of which this prospectus is a part by amendment thereof or as exhibits to a Current Report on Form 8-K incorporated herein by reference, and the accompanying prospectus supplement and such forms may add, update or change the terms and conditions of the Rights or Units described in this prospectus. You should read the prospectus supplements, Rights agreements and Rights certificates that contain the terms of the Rights in their entirety.

The particular terms of each issue of Rights or Units will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the Rights or Units;
●	any initial offering price;
●	the title, aggregate principal amount or number and terms of the securities purchasable upon exercise of the Rights;
●	the principal amount or number of securities purchasable upon exercise of each Right and the price at which that principal amount or number may be purchased upon exercise of each Right;
●	the currency or currency units in which any offering price and any exercise price are payable;
●	the title and terms of any related securities with which the Rights are issued and the number of the Rights issued with each security;
●	any date on and after which the Rights or Units and the related securities will be separately transferable;
●	any minimum or maximum number of Rights that may be exercised at any one time;
●	the date on which the right to exercise the Rights will commence and the date on which the right will expire;
●	a discussion of U.S. federal income tax, accounting or other considerations applicable to the Rights or Units;
●	whether the Rights represented by the Rights certificates, if applicable, will be issued in registered or bearer form and, if registered, where they may be transferred and registered;
●	any anti-dilution provisions of the Rights or Units;
●	any redemption or call provisions applicable to the Rights;
●	any provisions for changes to or adjustments in the exercise price of any Rights; and
●	any additional terms of the Rights or Units, including terms, procedures and limitations relating to exchange and exercise of the Rights or Units.

Rights certificates will be exchangeable for new Rights certificates of different denominations and, if in registered form, may be presented for registration of transfer, and Rights may be exercised, at the corporate trust office of the Rights agent or any other office indicated in the related prospectus supplement. Before the exercise of Rights, holders of Rights will not be entitled to payments of any dividends, principal, premium or interest on securities purchasable upon exercise of the Rights, to vote, consent or receive any notice as a holder of and in respect of any such securities or to enforce any covenants in any indenture, or to exercise any other rights whatsoever as a holder of securities purchasable upon exercise of the Rights.

16

PLAN OF DISTRIBUTION

We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:

●	underwritten public offerings;
●	negotiated transactions;
●	block trades;
●	“At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, at prevailing market prices; or
●	through a combination of these methods.

We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

●	the name or names of the underwriters, if any;
●	if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;
●	the purchase price of the securities and the proceeds we will receive from the sale;
●	if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;
●	any delayed delivery arrangements;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
●	any public offering price;
●	any discounts, commissions or commissions allowed or reallowed or paid to dealers;
●	the identity and relationships of any finders, if applicable; and
●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.

17

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter of the securities offered and sold. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

We may offer new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in the common stock on The NASDAQ Capital Market in accordance with Regulation M under the Exchange Act. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Baker & McKenzie LLP, New York, NY. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

WithumSmith+Brown, PC, or Withum, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated herein by reference in reliance on Withum’s report, given on their authority as experts in accounting and auditing.

18

$7,500,000

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

May 25, 2022